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                                    EXHIBIT
                                  ITEM 23 (i)

                     [LETTERHEAD OF D'ANCONA & PFLAUM LLC]

April  24, 2000

Davis Variable Account Fund, Inc.
124 East Marcy Street
Santa Fe, New Mexico 87501

Dear Ladies and Gentlemen:

         We have acted as counsel for Davis Variable Account Fund, Inc. (the "Company") in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares of common stock in the series of the Company designated as Davis Value Portfolio, Davis Financial Portfolio, and Davis Real Estate Portfolio (collectively, the "Shares") in registration statement No. 333-76407 on Form N-1A (the "Registration Statement").

         In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the Articles of Incorporation and bylaws of the Company, actions of the Board of Directors authorizing the issuance of Shares and the Registration Statement.

         Based on the foregoing examination, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the Articles of Incorporation and the actions of the Board of Directors authorizing the issuance of the Shares, and the receipt by the Company of the authorized consideration therefor, the Shares so issued will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                    Very truly yours,

                                    D'Ancona & Pflaum LLC

                                    By:  /s/ Sheldon R. Stein
                                       -------------------------------
                                        Sheldon R. Stein, Member